UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2008, Hampton Roads Bankshares, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shore Financial Corporation (“Shore Financial”). The Merger Agreement sets forth the terms and conditions of the Company’s acquisition of Shore Financial through the merger of Shore Financial with and into the Company (the “Merger”). Shore Bank, a wholly-owned subsidiary of Shore Financial, will become a wholly-owned subsidiary of the Company in the Merger and will operate separately from the Bank of Hampton Roads, a wholly-owned subsidiary of the Company. Scott C. Harvard will continue to serve as President and Chief Executive Officer of Shore Bank. The headquarters of the surviving entity, Hampton Roads Bankshares, Inc., will be the current headquarters of the Company and its Board of Directors will be increased, as specified in the Merger Agreement, to include three new members who currently serve as directors of Shore Financial.

Under the terms of the Merger Agreement, the Company will acquire all of the outstanding shares of Shore Financial. The shareholders of Shore Financial will receive, for each share of Shore Financial common stock that they own immediately prior to the effective time of the Merger, either $22 per share in cash or 1.8 shares of common stock of the Company (the “Exchange Ratio”). Pursuant to the terms of the Merger Agreement, shareholders of Shore Financial will have the opportunity to elect to receive cash, shares of common stock of the Company, or a combination of both subject to the allocation and proration procedures set forth in the Merger Agreement. The allocation and proration procedures are intended to ensure that, in the aggregate, no less than 25% and no more than 45% of the total merger consideration will be cash and the remainder will be common stock of the Company. However, the Company has reserved the right to increase the cash portion of the consideration up to 50% of the total merger consideration if the shareholders of Shore Financial in the aggregate elect to receive less than 55% of the total consideration in common stock of the Company.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of Shore Financial common stock under any of Shore Financial’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of Company common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the shareholders of each of Shore Financial and the Company and the receipt of all required regulatory approvals. The Merger is expected to be completed in the second quarter of 2008. Pursuant to the Merger Agreement either party may terminate the Merger Agreement in the event the Merger is not consummated by September 30, 2008. In addition, Shore Financial may terminate the Merger Agreement in the event the Average Price of Company common stock (as defined in the Merger Agreement) is less than $9.50 per share and the Company may terminate the Merger Agreement in the event such average price is greater than $14.94 per share. The termination of the Merger Agreement will, in certain circumstances, obligate Shore Financial to pay the Company a termination fee of $1.0 million to $2.4 million depending on the triggering event and the Company to pay Shore Financial a termination fee of $1.0 million.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While the

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Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Each of the directors and executive officers of Shore Financial, and Richard F. Hall, Jr., a shareholder of Shore Financial and former Chairman of Shore Bank, entered into a Support Agreement with Shore Financial and the Company in connection with the execution of the Merger Agreement. In the Support Agreement, each individual agreed to vote the shares that he or she owns in favor of the Merger and against any competing transactions (as described in the Support Agreement) that may arise. In addition, each individual agreed to not transfer such shares as provided in the Support Agreement. A copy of the Form of Support Agreement is being filed as Exhibit 6.10 to the Merger Agreement and is incorporated by reference into this Item 1.01.

A copy of the joint press release announcing the Merger Agreement, a letter to regional directors and a letter to employees are being filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 8, 2008, by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation.

99.1	Press Release dated January 9, 2008, announcing execution of the Merger Agreement.

99.2	Letter dated January 9, 2008 to Regional Board Members.

99.3	Letter dated January 9, 2008 to employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Date: January 9, 2008	By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 8, 2008, by and between Hampton Roads Bankshares, Inc. and Shore Financial Corporation.

99.1	Press Release dated January 9, 2008, announcing execution of the Merger Agreement.

99.2	Letter dated January 9, 2008 to Regional Board Members.

99.3	Letter dated January 9, 2008 to employees.

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